Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan and the Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan of our report dated August 10, 2001, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. included in the Annual Report (Form 10-K) for the year ended July 1, 2001.

/s/ Ernst & Young LLP

Melville, New York
September 28, 2001